Exhibit 10.7

Execution Version

November 8, 2015

Edward M. Weil, Jr.
405 Park Avenue, 2nd Floor

New York, NY 10022

Dear Mr. Weil:

In consideration for your services as the Chief Executive Officer of RCS Capital Corporation (the “Company”) to date, without compensation, other than reimbursement of expenses incurred in the execution of your duties in accordance with Company policy, and your willingness to remain the Chief Executive Officer of the Company without compensation at the pleasure of the Board of Directors of the Company, the Company has agreed to provide you (i) on the date hereof, a release, in the form attached hereto as Exhibit A (the “Initial Release”) and (ii) effective upon the termination of your services as the Chief Executive Officer of the Company for any reason (including as a result of your resignation) and subject to your services being performed in a manner that is reasonably consistent with the reasonable directions of the Board of Directors of the Company and its chairman, a second release from the Company containing substantially the same terms as contained in the Initial Release, updated through the date of such termination.

In addition, while you serve as an officer or employee of Company, the Company shall continue to provide you directors and officers insurance coverage for your acts and omissions while serving as an officer or director of the Company on a basis no less favorable to you than the coverage provided to you on the date hereof. Additionally, after any termination of your services as an officer or employee of the Company for any reason (including as a result of your resignation), for a period through the sixth anniversary of the termination of employment, the Company shall maintain directors and officers insurance coverage for you covering your acts or omissions while an officer or director of the Company on a basis no less favorable to you than the coverage provided to you on the date hereof.

Very truly yours,

RCS CAPITAL CORPORATION

By:	/s/ Brian D. Jones
Name: Brian D. Jones
Title: Chief Financial Officer

Accepted and Agreed:

/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.

Exhibit A

Mutual Release

[See attached]

MUTUAL RELEASE

This MUTUAL RELEASE, dated as of November 8, 2015 (this “Agreement”), is entered into by and among (i) Edward M. Weil, Jr., (ii) RCS Capital Corporation (“RCAP”), and (iii) RCAP Holdings, LLC (“RCAP Holdings”). Each of the foregoing are collectively referred to herein as the “Parties” and each individually as a “Party.”

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto hereby agree as follows:

AGREEMENT

Mutual Releases. RCAP, RCAP Holdings and Edward M. Weil, Jr. (solely in his capacity as Chief Executive Officer of RCAP) (collectively, the “Released Parties”) and each of their successors and assigns fully and forever waive, release, acquit and discharge each of the other Released Parties and each of their successors and assigns, to the full extent permitted under Delaware law, from any and all claims, suits, judgments, demands, debts, rights, obligations, liabilities, losses, costs, expenses, fees, causes of action and liabilities whatsoever (including claims for any and all losses, damages, unjust enrichment, attorney’s fees, disgorgement of fees, litigation costs, injunctive or declaratory relief, contribution, indemnification, or any other type of legal or equitable relief), in each case, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, known or unknown, foreseen or unforeseen, existing as of the date hereof, in law, equity, or otherwise brought by way of demand, complaint, cross-claim, counterclaim, third-party claim or otherwise, in each case that are based in whole or part on any act, omission, transaction, event, or other occurrence arising from (i) the services of Edward M. Weil, Jr. as Chief Executive Officer of RCAP and (ii) any allegation that RCAP Holdings made available such services to RCAP.

Covenant not to Sue. Each Party, on behalf of itself and its respective Released Parties, hereby covenants to each other Party and their respective Released Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the investigation, filing, reporting or prosecution by such Party or its Released Parties or any third party of a suit, arbitration, mediation, or claim against any other Party and/or its Released Parties relating to any Released Claim. The covenants contained in this Section 2 shall survive this Agreement indefinitely regardless of any statute of limitations.

Public Announcements. The Parties shall consult with each other (and obtain the other party’s consent) before any Party (or its affiliates) issues any press release or otherwise makes any public statements with respect to the transactions contemplated by this Agreement, except (a) as may be required by any applicable law, regulation or rule of any governmental authority, stock exchange or self-regulatory organization to which a Party is subject if the Party issuing such press release or other public statement has, to the extent practicable, provided the other Parties with a reasonable opportunity to review and comment or (b) any press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, in each case under this clause (b) to the extent such disclosure is still accurate.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

RCAP Holdings, LLC

By:
Name:
Title:

RCS Capital Corporation

By:
Name:
Title:

Edward M. Weil, Jr.